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                                                                   EXHIBIT 10.78

                             CMG @ VENTURES III, LLC

                               MANAGEMENT CONTRACT

          THIS MANAGEMENT CONTRACT, between CMG @ Ventures III, LLC., a limited liability company organized under the laws of the State of Delaware (the "LLC"), and @Ventures Management, LLC, a limited liability company organized under the laws of the State of Delaware (the "Company"), is dated as of September 4, 1998. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Limited Liability Company Agreement of the LLC (the "Limited Liability Company Agreement").

          WHEREAS, the LLC has been formed pursuant to the Limited Liability Company Agreement for the purpose of making investments in Portfolio Companies; and

          WHEREAS, the LLC wishes to engage the Company to provide certain services to further the objectives and purposes of the LLC, and the Company is willing to provide such services.

          NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1. Services to be Rendered by the Company to the LLC. The Company will provide the LLC with investment opportunities in Portfolio Securities meeting the requirements of the Limited Liability Company Agreement. The Company shall provide such assistance as the LLC may reasonably request in identifying, evaluating, structuring, consummating, monitoring and disposing of potential investments by the LLC. All investment decisions shall be made by the Managing Member of the LLC on behalf of the LLC, and nothing in this contract shall be construed to constitute the Company an agent of the LLC.

          2. Other Activities. It is understood and agreed that the Company may have management, consulting, service or other contracts with other entities, including companies in which the LLC invests. The LLC agrees that the Company shall be free to pursue such opportunities~ and that the LLC shall have no interest therein.

          3. Payment of Expenses. The Company, so long as this Contract is in effect, shall be responsible for and shall pay all of its out-of-pocket expenses and those of the Managing Member, including expenses which relate to salaries, office space supplies and other facilities of their businesses. It is expected that in the case of consummated investments, the Company will use its reasonable best efforts to ensure that all the fees and expenses incurred by the LLC in connection with identifying, evaluating, structuring and consummating such investments will be paid by the Portfolio Company in which the investment was made.

          4. The Management Fee. As full compensation for the services rendered to the LLC hereunder and the expenses borne by the Company hereunder, during the period ending four (4)




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years after the date hereof (the "Initial Payment Period"), the LLC shall pay the Company a management fee equal to 2% per annum of the aggregate Capital Commitments of all Members (such Capital Commitments being in the aggregate amount of $55,762,673). The management fee shall be paid semi-annually in advance commencing on the date hereof and continuing on the first days of each February and August thereafter until termination of this Contract. Subsequent to the end of the Initial Payment Period, the management fee will be equal to 1% per annum of the aggregate Capital Commitments of all Members. The management fee will be reduced by one-half during any period in which the Domestic Fund is in a Continuity Mode as provided in Section 6.4 of the Domestic Fund Agreement and to the extent that the Domestic Fund is placed in a Continuity Mode during any period with respect to which the management fee has already been paid, such reduction shall be reflected as a credit against the management fee to be paid in the following semi-annual period.

          5. Set-Offs Against Management Fee. The Company, the Managing Member and their respective Affiliates may receive management, directors', consulting and other similar fees and compensation from companies in which the LLC invests, provided that the amount of such fees and other compensation is reasonable in relation to the work performed by the Company and bear a reasonable relation to fees and compensation charged for similar work by third parties. One-half of such fees and other compensation (referred to herein as "Shared Portfolio Company Fees") shall be credited against the management fee payable by the LLC and the Funds in proportion to their respective aggregate capital commitments. In addition, any Break-up Fee paid to the LLC, the Managing Member, the Company or their respective Affiliates shall be paid as follows: An amount equal to the aggregate unreimbursed fees and expenses paid by the LLC, the Managing Member, the Company or their Affiliates which were specific to the transaction giving rise to such Break-Up Fee shall be paid to each such entity in proportion to the fees and expenses incurred by it. The balance of any such Break-Up Fee shall be paid to the Company; provided that one-half of the remaining Break-Up Fee shall be credited against the management fee payable by the LLC and the Funds in proportion to their respective aggregate capital commitments. To the extent that the sum of such Shared Portfolio Company Fees and Break-up Fees exceed the management fee payable to the Company for any period, such excess shall be credited against the management fee payable by the LLC and the Funds (in proportion to their respective aggregate capital commitments) in subsequent periods. In the event that such amounts exceed total future installments of the management fee, they shall be paid to the LLC and the Funds (in proportion to their respective aggregate capital commitments) and included as operating receipts. A determination of the amount of the management fee set-off, if any, shall be made semi-annually as of June 30 and January 31 of each calendar year and any such amount shall be credited against the next installment of the management fee otherwise payable.

          6. Term and Termination. This Contract shall become effective on the date hereof and shall remain in full force and effect continuously thereafter until the earlier to occur of (i) the date the LLC is wound up, its assets are liquidated and it is dissolved, and (ii) the removal of @Ventures Partners III, LLC as the general partner of the Domestic Fund. This Contract shall automatically terminate, without the payment of any penalty, in the event of its assignment by the Company without the consent of the LLC.

          7. Liability and Indemnification. The Company shall not be liable to the LLC or any



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Member for any act or omission taken or suffered by the Company in good faith and in the belief that such act or omission is in or is not opposed to the best interests of the LLC; provided that such act or omission is not in violation of this Contract and does not constitute negligence, misconduct, fraud or a willful violation of the law by the Company. The LLC agrees to indemnify, hold harmless and release the Company and its respective agents, officers, employees, directors and affiliates to the same extent that such indemnification is provided to the Managing Member under Section 6.03 of the Limited Liability Company Agreement.

          IN WITNESS WHEREOF, CMG@Ventures III, LLC and @Ventures Management, LLC have caused this Contract to be executed, in one or more counterparts as of the date first above written.

                            CMG @ VENTURES III, LLC

                            By: @Ventures Partners III, LLC, its Managing Member


                                By: /s/ Andrew J. Hajducky III
                                    --------------------------
                                    Name: Andrew J. Hajducky III
                                    Title: Managing Member

                            @VENTURES MANAGEMENT, LLC

                                By: /s/ Andrew J. Hajducky III
                                    --------------------------
                                Name: Andrew J. Hajducky III
                                Title: Managing Member

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